                                                                    EXHIBIT 4(s)

                                January 15, 2004

Jordan Industries, Inc.
Arbor Lake Centre, Suite 550
1751 Lake Cook Road
Deerfield, Illinois 60015

Ladies and Gentlemen:

                  This letter agreement (this "Agreement") supplements the engagement letter dated January 15, 2004 (the "Engagement Letter") between Jordan Industries, Inc., an Illinois corporation (the "Parent," and together with its consolidated subsidiaries, the "Company"), and Jefferies & Co., Inc. ("Jefferies"). The Parent, together with (i) JII Holdings, LLC, a Delaware limited liability company ("JII Holdings"), its direct wholly-owned subsidiary, and (ii) JII Holdings Finance Corporation, a Delaware corporation ("JII Finance" and together with JII Holdings, the "Issuers"), JII Holdings' direct wholly-owned subsidiary, propose to make an exchange offer (the "Exchange Offer") to holders (the "Holders") of Parent's 10 3/8% Senior Notes due 2007 (the "Existing Securities") in reliance on the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). The Existing Securities are to be exchanged pursuant to the terms set forth in the Offering Memorandum/Consent Solicitation Statement dated as of January 14, 2004 (the "Offering Memorandum") for 13% Senior Secured Notes due 2007 (the "New Secured Notes") to be issued by the Issuers. The Exchange Offer and each exhibit thereto, including, without limitation, the Offering Memorandum, the consent and letter of transmittal, the letter to Holders, if any, and each amendment or supplement to each of the foregoing, each document incorporated by reference in any of the foregoing, and any other materials delivered to Holders by or on behalf of the Company in connection with the Exchange Offer, are referred to herein collectively as the "Exchange Offer Materials."

                  The New Secured Notes shall initially be unconditionally guaranteed by Parent (the "Parent Guarantee"). Within 18 months of the consummation of the Exchange Offer, the New Secured Notes shall also be guaranteed by JII Holdings' Domestic Restricted Subsidiaries (as defined in the Offering Memorandum) other than Immaterial Subsidiaries, JII Finance and any Receivables Subsidiaries (as such terms are defined in the Offering Memorandum) (the "Subsidiary Guarantees"). Each of the Parent Guarantee and the Subsidiary Guarantees will be subordinated to the Senior Debt (as defined in the Offering Memorandum) of Parent and the Subsidiary Guarantors (as defined in the Offering Memorandum). If, for any reason, JII Holdings fails to provide for the Subsidiary Guarantees to be issued, executed and delivered (i) on or prior to the first anniversary of the consummation of the Exchange Offer, the interest rate on the New Secured Notes will be increased by 1%, effective as of such date and (ii) on or prior to the date that is 18 months after the consummation of the Exchange Offer, the interest rate on the New Secured Notes will be increased by an additional 0.5%, effective as of such date; provided that any increase in the interest rate on the New Secured Notes under clauses (i) and (ii) above shall no longer be effective from the date, if any, on which JII Holdings subsequently provides the Subsidiary Guarantees from the Subsidiary Guarantors. The New Secured Notes will be secured on a second lien priority basis by security interests in the assets of JII Holdings and the Restricted Subsidiaries (as defined in the Offering Memorandum) that secure the Priority Lien Obligations (as defined in the Offering Memorandum), subject to the exceptions set forth in the Offering Memorandum. The New Secured Notes and the Parent Guarantee are referred to herein collectively as the "New Securities." Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the

Offering Memorandum. The parties hereto agree that the Engagement Letter as supplemented hereby shall remain in full force and effect.

1. Indemnity. For purposes of clarification, the parties hereto agree that the indemnification obligations of the Company contained in Section 7 of the Engagement Letter, as incorporated therein by reference to Schedule A attached thereto, shall include the obligation to indemnify for any losses, claims, damages, liabilities and expenses (a) in connection with, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Exchange Offer Materials or in any other material used by the Company, or authorized by the Company for use in connection with the Exchange Offer or the transactions contemplated thereby, or arising out of or based upon the omission or alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (in each case, other than any untrue statement or alleged untrue statement in, or omission or alleged omission from, information relating to Jefferies furnished to the Company in writing by or on behalf of Jefferies expressly for use in the Offering Materials), and (b) arising out of the breach or alleged breach by the Company of any representation, warranty or covenant set forth in this Agreement.

2. Representations, Warranties and Covenants of the Company. Parent, the Issuers and each of the Subsidiary Guarantors (collectively, the "Company Parties"), jointly and severally, hereby represent and warrant to Jefferies that at the date the Exchange Offer Materials are first mailed or given to Holders of the Existing Securities (the "Commencement Date") and at the date the Exchange Offer is consummated (the "Closing Date"):

          (a)  Each Company Party has been (or will be prior to the Closing
               Date) duly incorporated or organized, as the case may be, and is (or will be prior to the Closing Date) validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and is (or will be prior to the Closing Date) duly qualified to transact business and is (or will be prior to the Closing Date) in good standing in each jurisdiction in which the conduct of its businesses or the ownership or leasing of its property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing, considering all such cases in the aggregate, would not reasonably be expected to have a material adverse effect on the business, properties, financial position or results of operations of the Company taken as a whole (a "Company Material Adverse Effect").

          (b) Each Company Party will have on or prior to the Closing Date full corporate or other organizational power and authority to take and has duly taken (or will take on or prior to the Closing Date) all necessary corporate or other organizational action to authorize the Exchange Offer, the distribution of the Exchange Offer Materials and the execution, delivery and performance of the Engagement Letter and this Agreement, as applicable, and each of the Engagement Letter and this Agreement has been duly executed and delivered by each Company Party other than the Issuers (who will promptly execute and deliver this Agreement once they are formed) and, assuming the due authorization, execution and delivery of the Engagement Letter and this Agreement by Jefferies, each is a legal, valid and binding obligation of each Company Party.

          (c) Prior to the Closing Date, all of the issued and outstanding membership interests and common stock of JII Holdings and JII Finance, respectively, will be duly authorized, validly issued, fully paid and non-assessable and owned by Parent and JII Holdings, respectively, free and clear of any security interest, pledge, lien, encumbrance or claim.

               The outstanding shares of capital stock of each Subsidiary Guarantor have been duly authorized by all necessary corporate action on the part of such Subsidiary Guarantor, are validly issued, fully paid and non-assessable; and, except as described in the Offering Memorandum, all of the capital stock of each such Subsidiary Guarantor is owned by Parent, directly or indirectly through wholly-owned direct or indirect subsidiaries of Parent, and, except for liens securing the Loan and Security Agreement, dated as of August 16, 2001, among JII LLC, Congress Financial Corporation (Central) and First Union National Bank, as amended, is owned free from all liens, encumbrances and defects.

          (d) There are no preemptive rights or other rights to subscribe for or to purchase, or any restriction on the voting or transfer of, any shares of capital stock of Parent, and, as of the Closing Date, JII Holdings or JII Finance. Neither the offering and sale of the New Securities nor the issuance of the Subsidiary Guarantees gives rise to any rights for or relating to the registration or offering of any shares of capital stock or other securities of Parent, JII Holdings or JII Finance.

          (e) Parent is not now, nor, after the Exchange Offer, will Parent or the Issuers be, an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (f) The Exchange Offer and the Exchange Offer Materials comply in all material respects with the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Trust Indenture Act of 1939, as amended (the "TIA"), and, in each case, the applicable rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder, and none of the Exchange Offer Materials and no other report, filing, document, release or communication published by or on behalf of the Company in connection with the Exchange Offer will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, and this representation shall remain true throughout the continuance of the Exchange Offer.

          (g) The Exchange Offer, the issuance of the New Securities, the Subsidiary Guarantees, if and when issued, and the Exchange Securities (as defined in the Offering Memorandum), the consummation of the transactions contemplated by the Exchange Offer Materials and the execution, delivery and performance of the Engagement Letter, this Agreement, the New Securities and the Subsidiary Guarantees, if and when issued, by the Company Parties, as applicable, comply and will comply in all material respects with all applicable requirements of Federal, state, local and foreign law, including, without limitation, any applicable regulations of the Commission or any governmental agency ("Other Agency"), and all applicable judgments, orders or decrees; and no consent, authorization, approval, order, exemption, registration, qualification or other action of, or filing with or notice to, the Commission or Other Agency is required in connection with the execution, delivery and performance of the Engagement Letter, this Agreement, the New Securities and the Subsidiary Guarantees, if and when issued, by the Company Parties, as applicable, the making or consummation by Parent and the Issuers of the Exchange Offer, the issuance by the Company Parties, as applicable, of the New Securities, the Subsidiary Guarantees, if and when issued, and the Exchange Securities or the consummation of the other transactions contemplated by the Engagement Letter, this Agreement or the Exchange Offer Materials, other than filings with the Commission in connection with registration of the Exchange Securities. All such required consents, authorizations, approvals, orders, exemptions, registrations, qualifications and other actions of and filings with and notices to the Commission and the Other Agencies will have been obtained, taken or made, as the case may be, and all statutory or regulatory waiting periods will have elapsed, prior to the acceptance of any Existing Securities pursuant to the Exchange Offer.

          (h) The Exchange Offer, the issuance of the New Securities, the Subsidiary Guarantees, if and when issued, and the Exchange Securities, the consummation of the transactions contemplated by the Exchange Offer Materials and the execution, delivery and performance of the Engagement Letter, this Agreement, the New Securities and the Subsidiary Guarantees, if and when issued, by the Company Parties, as applicable, do not and will not (a) conflict with or result in a violation of any of the provisions of the certificate of incorporation or by-laws (or similar organizational document) of Parent, JII Holdings, JII Finance or any of the Subsidiary Guarantors, (b) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to any Company Party or by which any property or asset of any Company Party or any of their subsidiaries is or may be bound or
               (c) result in a breach of any of the terms or provisions of, or constitute a default (with or without due notice and/or lapse of time) under, any loan, credit agreement, indenture, mortgage, note or material other agreement or instrument to which any Company Party or any of their subsidiaries is a party or by which any of them or any of their respective properties or assets is or may be bound (other than with respect to those financial instruments and material agreements involving an amount less than $2,000,000 in the aggregate over the term of such financial instrument or material agreement), except in the case of clause
               (b) above, for such conflicts or violations that would not be reasonably expected to have a Company Material Adverse Effect.

          (i) Except as expressly disclosed in the Exchange Offer Materials, no stop order, restraining order or denial of an application for approval has been issued and no investigation, proceeding or litigation has been commenced or, to the best of the Company's knowledge, after due inquiry, threatened before the Commission or any Other Agency with respect to the making or consummation of the Exchange Offer or the consummation of the other transactions contemplated by the Engagement Letter, this Agreement, the Guarantees or the Exchange Offer Materials, or with respect to the ownership of Existing Securities by the Company.

          (j) On or prior to the Closing Date, the New Secured Notes and the indenture pertaining thereto (the "Indenture") will be duly and validly authorized by all necessary corporate or other organizational action, as applicable, of the Issuers. When the New Secured Notes have been (i) authenticated by the trustee and
               (ii) issued, executed and delivered by the Issuers in accordance with the Indenture, the New Secured Notes and the Indenture will
               (x) constitute legal, valid and binding obligations of the Issuers, enforceable against Issuers in accordance with their terms (and, in the case of the New Secured Notes, entitled to the benefits of the Indenture) (except as enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity) and (y) conform to the descriptions thereof in the Exchange Offer Materials. The Indenture will meet the requirements for qualification of indentures set forth in the TIA.

          (k) On or prior to the Closing Date, the Parent Guarantee of the New Secured Notes and the Indenture will be duly and validly authorized by all necessary corporate action of Parent. When (i) the New Secured Notes have been authenticated by the trustee and
               (ii) the Parent

               Guarantee has been issued, executed and delivered by Parent in accordance with the Indenture, the Parent Guarantee and the Indenture will (x) constitute legal, valid and binding obligations of Parent, enforceable against Parent in accordance with their terms (except as enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity) and (y) conform to the descriptions thereof in the Exchange Offer Materials.

          (l) On or prior to the Closing Date, the Subsidiary Guarantees of the New Secured Notes by each of the Subsidiary Guarantors and the Indenture will be duly and validly authorized by all necessary corporate or other organizational action, as applicable, of each Subsidiary Guarantor. When (i) the New Secured Notes have been authenticated by the trustee and (ii) the Subsidiary Guarantees have been issued, executed and delivered by each of the Subsidiary Guarantors in accordance with the Indenture, the Subsidiary Guarantees and the Indenture will (x) constitute legal, valid and binding obligations of each Subsidiary Guarantor, enforceable against each Subsidiary Guarantor in accordance with their terms (except as enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity) and (y) conform to the descriptions thereof in the Exchange Offer Materials.

          (m) When (i) the Exchange Securities have been authenticated by the trustee and (ii) the Exchange Securities and the guarantees of Parent and the Subsidiary Guarantors on the Exchange Securities have been issued, executed and delivered by the applicable Company Parties in accordance with the Indenture, the Exchange Securities and the guarantees of Parent and Subsidiary Guarantors on the Exchange Securities will (x) constitute legal, valid and binding obligations of the applicable Company Parties, enforceable against such Company Parties in accordance with their terms (and, in the case of the Exchange Securities, entitled to the benefits of the applicable Indenture) (except as enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity) and (y) conform to the descriptions thereof in the Exchange Offer Materials.

          (n) Other than as provided herein and in the Engagement Letter, no broker, investment banker, finder or other person has been retained by or authorized to act on behalf of any Company Party in connection with the transactions contemplated hereby. The Company Parties will conduct the Exchange Offer in a manner that satisfies the requirements of the exemption provided in Section 4(2) of the Securities Act from the registration requirements of the Securities Act.

          (o) The accountants who certified the financial statements of Company included or incorporated by reference in the Offering Memorandum are independent public accountants as required by the Exchange Act.

          (p) The financial information included in or incorporated by reference in the Offering Memorandum present fairly in all material respects the financial position of the Company as of the dates indicated and the results of operations of the Company for the periods specified; said financial information has been prepared in conformity with generally accepted accounting principles United States applied on a consistent basis.

          (q) Based on the knowledge of the chief executive officer and the controller of Parent, (i) the Annual Report on Form 10-K for the year ended December 31, 2002 and the Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2003, June 30, 2003 and September 30, 2003 (each a "Report", and together, the "Reports"), fully comply with the requirements of Section 13(a) or 15(d) of the Exchange Act; and (ii) the financial statements and other information contained in each Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the date of filing with the Commission.

          (r) The chief executive officer and the controller of Parent are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 of the Rules and Regulations under the Exchange Act) for the Company and have (i) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under their supervision, to ensure that material information relating to the Company is made known to the chief executive officer and chief financial officer by others within the Company during the period covered by such Reports, (ii) evaluated the effectiveness of the Company's disclosure controls and procedures as of the end of the period (the "Evaluation Date") covered by such Report, and (iii) presented in each Report their conclusions about the effectiveness of the disclosure controls and procedures based on their evaluation as of the Evaluation Date. The chief executive officer and chief financial officer of the Company have disclosed, based upon their evaluation as of the Evaluation Date, to the Company's auditors and the Audit Committee of the Company's Board of Directors (or persons performing equivalent function) (i) all significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial data, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting. The chief executive officer and chief financial officer have indicated in each Report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the Evaluation Date, including any corrective actions with regard to significant deficiencies and material weaknesses.

3. Opinion of Company's Counsel. The Company shall deliver to Jefferies legal opinions of (i) Mayer, Brown, Rowe & Maw LLP, as counsel to the Company, addressed to Jefferies and dated the Commencement Date and the date on which the Exchange Offer is consummated, respectively, with respect to the matters set forth in Annex A attached hereto, (ii) Sonnenschein, Nath & Rosenthal LLP, as counsel to the Company and the Subsidiary Guarantors, addressed to Jefferies and dated the Commencement Date and the date on which the Exchange Offer is consummated, respectively, with respect to the matters set forth in Annex B attached hereto and (iii) Mayer, Brown, Rowe & Maw LLP; Sonnenschein, Nath & Rosenthal LLP or local counsel reasonably satisfactory to Jefferies, as applicable, as counsel to the Company and the Subsidiary Guarantors, addressed to Jefferies and the Collateral Agent (as defined in the Offering Memorandum), with respect to the matters set forth in Annex C attached hereto, the adequacy of such legal opinions to be reasonably satisfactory to Jefferies and the Collateral Agent, and the Company shall use it reasonable best efforts to have such legal opinions delivered to Jefferies and the Collateral Agent on the date on which the Exchange Offer is consummated, provided, however, if such legal opinions are not delivered to Jefferies and the Collateral Agent on the date on which the Exchange Offer is consummated, such legal opinions shall be delivered to Jefferies and the Collateral Agent as soon as practicable after the Exchange Offer is consummated, but in no event shall such legal opinions be delivered to Jefferies and the Collateral Agent more than 60 days after the date on which the Exchange Offer is consummated. Certain legal opinions with respect to matters set forth in Annex A to be delivered on the date on which the Exchange Offer is consummated may be delivered in the legal opinion of Sonnenschein, Nath & Rosenthal LLP instead of the opinion of Mayer, Brown, Rowe & Maw LLP, so long as such legal opinions are delivered on such date.

4.   Covenants. The Company covenants and agrees with Jefferies that:

          (a) Parent will use its reasonable best efforts to obtain the consent of the holders of a majority in principal amount of its outstanding 11 3/4% Senior Subordinated Discount Debentures due 2009 to the adoption of proposed amendments to eliminate substantially all of the covenants in the indenture governing such notes, other than the covenant to pay principal and interest on such notes and other immaterial covenants set forth therein in order to permit the Issuers to issue the New Secured Notes. The parties hereto agree that JII shall not be required to make any payment (whether in cash or any other form of consideration) to obtain any such consent.

          (b) Parent will cause each of JII Holdings and JII Finance sign the signature page to this Agreement and become (i) parties hereto and (ii) bound by the terms and conditions set forth herein as soon as practicable after they have been duly formed or organized. Parent will also cause the Subsidiary Guarantors to sign the signature page to this Agreement and become (i) parties hereto and (ii) bound by the terms and conditions set forth herein as soon as practicable after the date hereof. Each of JII Holdings, JII Finance and the Subsidiary Guarantors shall sign the signature page to this Agreement and become (i) parties hereto and (ii) bound by the terms and conditions set forth herein prior to the closing of the Exchange Offer.

          (c) Parent will cause each of JII Holdings and its Restricted Subsidiaries (as defined in the Offering Memorandum) to use their reasonable best efforts to obtain lender policies of title insurance with respect to any real property interests owned by JII Holdings and its Restricted Subsidiaries from one or more financially sound and reputable title companies in favor of the Collateral Agent for the benefit of the holders of the New Secured Notes, and have such lender policies of title insurance delivered to the Collateral Agent on the date on which the Exchange Offer is consummated, provided, however, if such lender policies of title insurance are not delivered to the Collateral Agent on the date on which the Exchange Offer is consummated, such lender policies of title insurance shall be delivered to the Collateral Agent as soon as practicable after the Exchange Offer is consummated, but in no event shall such lender policies of title insurance be delivered to the Collateral Agent more than 60 days after the date on which the Exchange Offer is consummated. For the avoidance of doubt, the Company agrees that the costs of obtaining the lender policies of title insurance set forth in the preceding sentence delivered or required to be delivered to the Collateral Agent under the Indenture in connection with the real property collateral shall be borne by the Company.

5. Registration Rights. For the benefit of the holders of the New Secured Notes, the Issuers, Parent and the Subsidiary Guarantors, if any, agree that the holders of the New Secured Notes shall have and be entitled to, and the Issuers, Parent and Subsidiary Guarantors, if any, shall provide to such holders the following registration rights with respect to the New Secured Notes (and the holders of New Secured Notes are hereby expressly made third party beneficiaries to this Section 5, with the legal rights to enforce such section):

          (a) The Issuers, Parent and the Subsidiary Guarantors, if any, shall file with the Commission the Exchange Offer Registration Statement (as defined below) on the appropriate form under the Securities Act with respect to the Exchange Securities. Promptly after the effectiveness of the Exchange Offer Registration Statement, the Issuers, Parent and the Subsidiary Guarantors, if any, will offer to the holders of Transfer Restricted Securities (as defined below) pursuant to the Note Registration Exchange Offer (as defined below) who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for the Exchange Securities.

          (b) For purposes of this Agreement: (1) "Exchange Offer Registration Statement" means the Registration Statement relating to the Note Registration Exchange Offer, including the related prospectus;
               (2) "Note Registration Exchange Offer" means the registration by the Issuers, Parent and the Subsidiary Guarantors, if any, under the Securities Act, of the Exchange Securities pursuant to the Exchange Offer Registration Statement pursuant to which the Issuers, Parent and the Subsidiary Guarantors, if any, offer the holders of all outstanding Transfer Restricted Securities (as defined below) the opportunity to exchange all such outstanding Transfer Restricted Securities held by such holders for Exchange Securities in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such Note Registration Exchange Offer by such holders; (3) "Prospectus" means the prospectus included in a Registration Statement (as defined below), as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into the prospectus; (4) "Registration Statement" means any registration statement of the Issuers, Parent and the Subsidiary Guarantors, if any, relating to (i) an offering of Exchange Securities pursuant to the Note Registration Exchange Offer or (ii) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement (as defined below), which is filed pursuant to the provisions of this Section 4, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein; (5) "Shelf Registration Statement" means a shelf registration statement filed with the Commission pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement; and (6) "Transfer Restricted Security" means each New Secured Note until the earliest to occur of (i) the date on which such note has been exchanged by a Person (as defined in the Offering Memorandum) other than a broker-dealer for an Exchange Security in the Note Registration Exchange Offer; (ii) following the exchange by a broker-dealer in the Note Registration Exchange Offer of a New Secured Note for an Exchange Security, the date on which such Exchange Security is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement; (iii) the date on which such note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or (iv) the date on which such note is distributed to the public pursuant to Rule 144 under the Securities Act.

          (c) If: (1) the Issuers, Parent and the Subsidiary Guarantors, if any, is not (i) required to file the Exchange Offer Registration Statement; or (ii) permitted to consummate the Note Registration Exchange Offer because the Note Registration Exchange Offer is not permitted by applicable law or Commission policy; or (2) any holder of Transfer Restricted Securities notifies the Issuers, Parent and the Subsidiary Guarantors, if any, prior to the 20th business day following consummation of the Note Registration Exchange Offer that: (i) it is prohibited by law or Commission policy from participating in the Note Registration Exchange Offer; (ii) it may not resell the Exchange Securities acquired by it in the Note Registration Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or (iii) it is a broker-dealer and owns New Secured Notes acquired directly from the Issuers or an affiliate of the Issuers, then the Issuers, Parent and the Subsidiary Guarantors, if any, shall file with the Commission a Shelf Registration Statement to cover resales of the New Secured Notes by the holders of the New Secured Notes who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

          (d) The Issuers, Parent and the Subsidiary Guarantors, if any, shall file the Exchange Offer Registration Statement with the Commission on or prior to 120 days after the date of the issuance of the New Secured Notes.

          (e) The Issuers, Parent and the Subsidiary Guarantors, if any, shall use all commercially reasonable efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 210 days after the date of the issuance of the New Secured Notes.

          (f) Unless the Note Registration Exchange Offer would not be permitted by applicable law or Commission policy, the Issuers, Parent and the Subsidiary Guarantors, if any, will: (1) commence the Note Registration Exchange Offer; and (2) use all commercially reasonable efforts to issue on or prior to 30 business days, or longer, if required by the federal securities laws, after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, the Exchange Securities in exchange for all New Secured Notes tendered prior thereto in the Note Registration Exchange Offer; and if obligated to file the Shelf Registration Statement, the Issuers, Parent and the Subsidiary Guarantors, if any, shall use all commercially reasonable efforts to file the Shelf Registration Statement with the Commission on or prior to 60 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the Commission on or prior to 180 days after such obligation arises.

          (g) If: (1) the Issuers, Parent and the Subsidiary Guarantors, if any, fail to file any of the Registration Statements required hereunder on or before the date specified for such filing; (2) any of such Registration Statement is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"); (3) the Issuers, Parent and the Subsidiary Guarantors, if any, fail to consummate the Note Registration Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement; or (4) the Shelf Registration Statement or the Exchange Offer Registration Statement is filed and declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities (each such event referred to in clauses (1) through (4) above, a "Registration Default"), then the Company Parties will pay Liquidated Damages (as defined in the Offering Memorandum) to each holder of New Secured Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of New Secured Notes held by such holder. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of New Secured Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of $.50 per week per $1,000 principal amount of New Secured Notes. All accrued Liquidated Damages will be paid by the Company Parties on the next scheduled interest payment date to DTC (as defined in the Offering Memorandum) or its nominee by wire transfer of immediately available funds or by federal funds check and to holders of Certificated Notes (as defined in the Offering Memorandum) by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

6.   Information; Use of Name.

          (a) The Company will provide Jefferies with reasonable access to the Company's officers, directors, employees, accountants, counsel and other representatives in connection with the performance of the services contemplated by the Engagement Letter and this Agreement.

          (b) The Company will furnish to Jefferies, without charge, five (5) copies of each of the Exchange Offer Materials and each amendment or supplement to each of the foregoing at the time such materials are first filed with the Commission or any Other Agency or distributed to Holders, including documents that are incorporated by reference into the Exchange Offer Materials.

          (c) Jefferies shall not be referred to in any Exchange Offer Materials. Without limitation of the agreements contained in
               Section 4 of the Engagement Letter, no advice rendered by Jefferies, whether formal or informal, may be disclosed, in whole or in part, or summarized, excerpted from or otherwise referred to, without Jefferies' prior written consent, and Jefferies may not be otherwise referred to without our prior written consent.

7. Comfort Letter. The Company shall deliver to Jefferies a comfort letter addressed to Jefferies, in form and substance satisfactory to Jefferies, dated the Commencement Date and the date on which the Exchange Offer is consummated, of Ernst & Young, LLP, independent public accountants of the Company.

8. Entire Agreement. This Agreement and the Engagement Letter constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

9. Counterparts; Severability. This Agreement may be executed in two or more separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

10. Jurisdiction and Venue; Governing Law; Etc. This Agreement shall be subject to the provisions of Section 14 and 15 of the Engagement Letter.

                  [Remainder of page intentionally left blank]

                  Please indicate the Parent's, JII Holdings', JII Finance's and the Subsidiary Guarantors' acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this Agreement so signed, whereupon this Agreement and the Parent's, JII Holdings', JII Finance's and the Subsidiary Guarantors' acceptance shall constitute a binding agreement between us.

                                         Very truly yours,

                                         JEFFERIES & COMPANY, INC.

                                         By: /s/ Andrew R. Whittaker
                                             ----------------------------------
                                             Name: Andrew R. Whittaker
                                             Title: Vice Chairman

Accepted and agreed to
as of the date first written above:

JORDAN INDUSTRIES, INC.

By: /s/ Gordon L. Nelson Jr.
    -------------------------------
    Name:    Gordon L. Nelson Jr.
    Title:   Senior Vice President and Treasurer

JII HOLDINGS LLC

By: /s/ Gordon L. Nelson Jr.
    -------------------------------
    Name:    Gordon L. Nelson Jr.
    Title:   Vice President

JII HOLDINGS FINANCE CORPORATION

By: /s/ Gordon L. Nelson Jr.
    -------------------------------
    Name:    Gordon L. Nelson Jr.
    Title:   Vice President

Side Letter Agreement                 S-1

JII LLC
JII PROMOTIONS, INC.
JI VENTURES, INC.
PAMCO PRINTED TAPE & LABEL CO., INC.
PIONEER PAPER CORPORATION
SEABOARD FOLDING BOX CORPORATION
SPL HOLDINGS, INC.
VALMARK INDUSTRIES, INC.
WELCOME HOME LLC
CHO-PAT, INC.
JORDAN AUTO AFTERMARKET, INC.
ABC TRANSMISSION PARTS WAREHOUSE, INC.
ALMA PRODUCTS I, INC.
ATCO PRODUCTS, INC.
DACCO INCORPORATED
DACCO/DETROIT OF ALABAMA, INC.
DACCO/DETROIT OF ARIZONA, INC.
DACCO/DETROIT OF CHATTANOOGA, INC.
DACCO/DETROIT OF COLORADO, INC.
DACCO/DETROIT OF FLORIDA, INC.
DACCO/DETROIT OF GEORGIA, INC.
DACCO/DETROIT OF INDIANA, INC.
DACCO/DETROIT OF KENTUCKY, INC.
DACCO/DETROIT OF MARYLAND, INC.
DACCO/DETROIT OF MEMPHIS, INC.
DACCO/DETROIT OF MICHIGAN, INC.
DACCO/DETROIT OF MINNESOTA, INC.
DACCO/DETROIT OF MISSOURI, INC.
DACCO/DETROIT OF NEBRASKA, INC.
DACCO/DETROIT OF NEVADA, INC.
DACCO/DETROIT OF NEW JERSEY, INC.
DACCO/DETROIT OF NORTH CAROLINA, INC.
DACCO/DETROIT OF OHIO, INC.
DACCO/DETROIT OF OKLAHOMA, INC.
DACCO/DETROIT OF PENNSYLVANIA, INC.
DACCO/DETROIT OF SOUTH CAROLINA, INC.
DACCO/DETROIT OF TEXAS, INC.
DACCO/DETROIT OF VIRGINIA, INC.
DACCO/DETROIT OF WEST VIRGINIA, INC.
DACCO/DETROIT OF WISCONSIN, INC.
DACCO TRANSMISSION PARTS (NY), INC.
DETROIT TRANSMISSION PRODUCTS, CO.
NASHVILLE TRANSMISSION PARTS, INC.
JORDAN SPECIALTY PLASTICS, INC.
BEEMAK PLASTICS, INC.
DEFLECTO CORPORATION
DEFLECTO CANADA LTD.
INSTACHANGE DISPLAYS LIMITED
ROLITE PLASTICS, INC.
SATE-LITE HK, INC.
SATE-LITE MANUFACTURING COMPANY

Side Letter Agreement                 S-2

TELE-FLOW, INC.
YT HOLDINGS, INC.
GRAMTEL--ILLINOIS, INC.
GRAMTEL MIDWEST, INC.
GRAMTEL USA, INC.

By: /s/ Gordon L. Nelson Jr.
    -------------------------------
    Name:    Gordon L Nelson Jr.
    Title:   Vice President

Side Letter Agreement                 S-3

                                     ANNEX A

     Matters to be Addressed in the Opinion of Mayer, Brown, Rowe & Maw LLP

(a) The Exchange Offer and the Exchange Offer Materials comply in all material respects with the Securities Act and the Exchange Act, and in each case the applicable rules and regulations of the Commission thereunder. [To be delivered at commencement and closing]

(b) Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Illinois. [To be delivered at commencement and closing]

(c) The outstanding membership interests of JII Holdings (i) have been duly authorized by all necessary corporate action on the part of JII Holdings,
     (ii) are validly issued, fully paid and non-assessable and (iii) are owned by Parent free of any liens, encumbrances, preemptive rights or other transfer restrictions. [To be delivered at closing]

(d) The outstanding shares of common stock of JII Finance (i) have been duly authorized by all necessary corporate action on the part of JII Finance,
     (ii) are validly issued, fully paid and non-assessable assessable and (iii) are owned by JII Holdings free of any liens, encumbrances, preemptive rights or other transfer restrictions.. [To be delivered at closing]

(e) Each of Parent, JII Holdings, JII Finance and each Subsidiary Guarantor has full corporate or limited liability company, as applicable, power and authority to take and has duly taken all necessary corporate or limited liability company, as applicable, action to authorize the Exchange Offer, to the extent of its participation therein, the distribution of the Exchange Offer Materials, the issuance of the New Securities, the Subsidiary Guarantees and the Exchange Securities and the execution, delivery and performance of the Engagement Letter and the [Transaction Agreement] and the consummation of the transactions contemplated thereby, and the Engagement Letter and the [Transaction Agreement] have been duly executed and delivered on behalf of Parent, JII Holdings, JII Finance and each Subsidiary Guarantor, as applicable, and assuming the due authorization, execution and delivery of the Engagement Letter and the [Transaction Agreement] by Jefferies, each is a legal, valid and binding obligation of Parent, JII Holdings, JII Finance and each Subsidiary Guarantor. [To be delivered at closing]

(f) The execution, delivery and performance of the Indenture has been duly authorized by all necessary limited liability company and corporate action on the part of the Issuers and the Indenture has been duly executed and delivered by the Issuers and, assuming the due authorization, execution and delivery by the trustee, the Indenture constitutes the legal, valid and binding obligation of the Issuers, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law. [To be delivered at closing]

(g) No qualification of the Indenture under the TIA is required in connection with the Exchange Offer and the issuance of the New Secured Notes. [To be delivered at closing]

(h) The New Secured Notes have been duly authorized by all necessary limited liability company and corporate action on the part of the Issuers, and the New Secured Notes, which have been (i) authenticated by the trustee and (ii) issued, executed and delivered by the Issuers in accordance with the terms of the Exchange Offer and the Indenture, constitutes the legal, valid and binding obligations of the Issuers enforceable against the Issuers in accordance with their terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law. [To be delivered at closing]

(i) The Exchange Securities have been duly authorized by all necessary limited liability company and corporate action on the part of the Issuers and, when the Exchange Securities are (i) authenticated by the trustee and (ii) issued, executed and delivered by the Issuers in accordance with the terms of the registration rights as described in the [Transaction Agreement], the Exchange Offer Materials and the applicable Indenture, will be legal, valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law. [To be delivered at closing]

(j) The Parent Guarantee endorsed on the New Secured Notes has been (i) duly authorized by all necessary corporate action of Parent and (ii) executed and delivered in accordance with the terms of the Indenture, and such Parent Guarantee, upon the due execution and delivery of the New Secured Notes by the Issuers in accordance with the terms of the Indenture, constitute the legal, valid and binding obligations of Parent, enforceable against Parent in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law. [To be delivered at closing]

(k) The Subsidiary Guarantees to be endorsed on the New Secured Notes have been duly authorized by all necessary corporate or other organizational action of each Subsidiary Guarantor and, when executed and delivered in accordance with the terms of the Indenture, such Subsidiary Guarantees, will constitute the legal, valid and binding obligations of each Subsidiary Guarantor, enforceable against each Subsidiary Guarantor in accordance with their terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law. [To be delivered at closing]

(l) The Exchange Offer, the issuance of the New Securities, the Parent Guarantee, the Subsidiary Guarantees (assuming such Subsidiary Guarantees are issued), and the Exchange Securities, the consummation of the transactions contemplated by the Exchange Offer Materials and the execution, delivery and performance of the Engagement Letter, the [Transaction Agreement], the New Securities, the Subsidiary Guarantees, when issued, and the Exchange Securities by the Company Parties, as applicable, party thereto, comply, and will comply in all material respects, with the requirements of Federal, state and local laws that, in such counsel's experience, are typically applicable to transactions of the type contemplated by the Offering Memorandum, including, without limitation, any applicable regulations of the Commission and the Other Agencies, and all applicable judgments, orders or decrees of which we have knowledge; and to our knowledge no consent, authorization, approval, order, exemption, registration, qualification or other action of, or filing with or notice to, the Commission or any Other Agency is required in connection with the execution, delivery and performance of the Engagement Letter and the [Transaction Agreement] by the Company Parties party thereto, the making or consummation by the Company Parties of the Exchange Offer, the issuance of the New Securities, the Subsidiary Guarantees, when issued, and the Exchange Securities or the consummation of the other transactions contemplated by the Engagement Letter, the [Transaction Agreement] or the Exchange Offer Materials, other than filings with the Commission in connection with the issuance of the Exchange Securities. [To be delivered at commencement and closing]

(m) Assuming that the Exchange Offer is conducted in accordance with the terms and conditions set forth in the Offering Memorandum and the Subsidiary Guarantees are issued, the Exchange Offer, the issuance of the New Securities, the Subsidiary Guarantees, when issued, and the Exchange Securities, the consummation of the transactions contemplated by the Exchange Offer Materials and the execution, delivery and performance of the Engagement Letter, the [Transaction Agreement], the New Securities, the Subsidiary Guarantees, when issued, and the Exchange Securities by the Company Parties, as applicable, party thereto and compliance with the terms and provisions thereof, do not, and will not, (i) conflict with or result in a violation of any of the provisions of the certificate of incorporation or by-laws (or similar organizational document) of any Company Party, (ii) result in a breach of any of the terms or provisions of, or constitute a default (with or without due notice and/or lapse of time) under, any material agreement (it being agreed that such term includes only those agreements (x) that are listed as exhibits 4 and exhibits 10 to the Company's Annual Report on Form 10-K for the year ended December 31, 2002, and the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2002, June 30, 2002 and September 30, 2002, (y) that are described in the Offering Memorandum and (z) listed on Schedule A attached hereto) or (iii) result in a breach of or violation of any of the terms and provisions of, or constitute a default under, any United States statute, rule, regulation or order of which we are aware of any United States governmental agency or body or any United States court having jurisdiction over Parent, [JII Holdings-closing only], [JII Finance-closing only] or any of the Subsidiary Guarantor's or any of their respective properties, except, in the case of clause (iii) above, for such breaches or violations that could not reasonably be expected to have a Company Material Adverse Effect. [To be delivered at commencement and closing]

(n) None of Parent, [JII Holdings-closing only] and [JII Finance-closing only] is, or after giving effect to the Exchange Offer, will be an "INVESTMENT COMPANY" as defined in the Investment Company Act of 1940, as amended. [To be delivered at commencement and closing]

(o) To our knowledge, there are no pending actions, suits or proceedings before any governmental agency or body or court against or affecting the Company or its respective properties that (i) would be required to disclosed in the Offering Memorandum pursuant to Item 103 of Regulation S-K of the rules and regulations issued under the Securities Act, that are not so disclosed had the Offering Memorandum been a registration statement under the Securities Act or (ii) if determined adversely to the Company would reasonably be expected to, individually, or in the aggregate, materially adversely affect the ability of the Parent, [JII Holdings-closing only] or the Subsidiary Guarantors to perform their obligations under the [Transaction Agreement], the Engagement Letter, [the Indenture-closing only] or as set forth in the Offering Memorandum; and no such actions, suits or proceedings, are, to our knowledge, threatened. [To be delivered at commencement and closing]

(p) To our knowledge, there are no contracts, agreements or understandings between Parent or any of its material subsidiaries and any person granting such person the right to require Parent or any of its material subsidiaries to file a registration statement under the Securities Act with respect to any securities of the Issuers or to require Parent or any of its material subsidiaries to include such securities with the Exchange Securities registered pursuant to any registration statement. [To be delivered at closing]

(q) The statements contained in the Offering Memorandum [under the caption "Description of the New Notes" insofar as they summarize provisions of the Indenture, the New Securities, the Subsidiary Guarantees or the Exchange Securities, and the statements - closing only] under the captions "The Exchange Offer and Consent Solicitation," "Certain Transactions," "Description of Certain Indebtedness," "Material U.S. Federal Income Tax Consequences" and "Restrictions on Transfers," insofar as they describe the laws and documents referred to therein, are accurate in all material respects. [To be delivered at commencement and closing]

(r) Assuming that the Exchange Offer is conducted in accordance with the terms and conditions set forth in the Offering Memorandum/Consent Solicitation Statement, it is not necessary in connection with the offer and sale of the New Securities or the Subsidiary Guarantees in the Exchange Offer to register the New Securities or the Subsidiary Guarantees under the Securities Act. [To be delivered at commencement and closing]

(s) The [Collateral Agreement]1 creates a valid security interest in favor of the Collateral Agent for the benefit of the Secured Parties (as defined in the [Collateral Agreement] in that portion of the collateral described in Section [_] of the Collateral Agreement] in which the Company or any other Pledgor, as the case may be, has rights and a valid security interest may be created under Article 9 of the New York UCC (the "UCC Collateral"), which security interest secures the Secured Obligations as defined in the [Collateral Agreement]. [To be delivered at closing]

(t) The [insert applicable State]2 Financing Statements are in appropriate form for filing in the Office of the Secretary of State of the State of [State]. Upon the proper filing of the [State] Financing Statements in the Office of the Secretary of State of the State of [State], the security interest in favor of the Collateral Agent for the benefit of the Secured Parties in the UCC Collateral will be perfected to the extent a security interest in such UCC Collateral can be perfected under the [State] UCC by the filing of a financing statement. [To be delivered at closing]

(u) Upon delivery of that portion of the UCC Collateral consisting of the certificates in registered form that are listed on Schedule ___ to the [Collateral Agreement] (the "Pledged Securities") to the Priority Lien Collateral Agent, as agent for the Collateral Agent pursuant to Section [__] of the Intercreditor Agreement, in, and while located in, the State of New York, pursuant to the [Collateral Agreement], indorsed to the Priority Lien Collateral Agent or in blank, in each case, by an effective endorsement, or accompanied by undated stock powers with respect thereto duly indorsed in blank by an effective endorsement, the security interest in favor of the Collateral Agent for the benefit of the Secured Parties in the Pledged Securities will be perfected, assuming that the Priority Lien Collateral Agent takes possession of the Pledged Securities, as agent for the Collateral Agent pursuant to Section __ of the [Pledge and Security Agreement/Intercreditor Agreement]. [To be delivered at closing]

(v) Upon delivery of that portion of the UCC Collateral consisting of the collateral listed on Schedule __ to the [Collateral Agreement] that constitutes "instruments" within the meaning of Section 9-102(a)(47) of the New York UCC (the "Pledged Notes") to the Priority Lien Collateral Agent, as

1 To the extent that differently titled or additional collateral documents are prepared by Congress, corresponding opinions will be requested with respect to those collateral documents.

2 Corresponding opinions will be required with respect to the jurisdiction of organization of each of the Company and the other Pledgors agent for the Collateral Agent pursuant to Section [___] of the Intercreditor Agreement, in, and while located in, the State of New York, pursuant to the [Collateral Agreement], the security interest in favor of the Collateral Agent for the benefit of the Secured Parties in the Pledged Notes will be perfected, assuming that the Priority Lien Collateral Agent takes possession of the Pledged Securities, as agent for the Collateral Agent pursuant to Section __ of the [Pledge and Security Agreement/Intercreditor Agreement]. [To be delivered at closing]. [To be delivered at closing]

Such counsel will also state that it has participated in conferences in connection with the preparation of, and has reviewed, the Offering Memorandum, but has not independently verified the accuracy, completeness or fairness of the statements in that document. The limitations inherent in such participation and review, and the knowledge available to such counsel, are such that counsel is unable to assume, and does not assume, any responsibility for such accuracy, completeness of fairness (except as otherwise specifically stated in paragraph
(o)). However, on the basis of such participation and review, such counsel does not believe that the Offering Memorandum, as of its date and as of the Closing of the Exchange Offer, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. However, such counsel will express no opinion or belief as to the financial statements and other financial data contained in the Offering Memorandum. [To be delivered at commencement and closing]

                                     ANNEX B

  Matters to be Addressed in the Opinion of Sonnenschein, Nath & Rosenthal LLP

(a) Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Illinois. [To be delivered at commencement and closing]

(b) JII Holdings is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. [To be delivered at closing]

(c) JII Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. [To be delivered at closing]

(d) Each of Parent, [JII Holdings-closing only] and [JII Finance-closing only] have corporate and limited liability company, as applicable, power and authority to own their respective properties and conducts their respective businesses as described in the Offering Memorandum. Based solely on certificates of public officials, each of Parent, [JII Holdings-closing only] and [JII Finance-closing only] is duly qualified to do business as a foreign corporation or limited liability company, as applicable, in good standing in all other jurisdictions (x) in which its ownership or lease of property or the conduct of its business requires such qualification and (y) where the failure to so qualify could reasonably be anticipated to result in a Company Material Adverse Effect. [To be delivered at commencement and closing]

(e) Each Subsidiary Guarantor is an organization duly incorporated or organized, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, with corporate/company power and authority to own its properties and conducts its business as described in the Offering Memorandum. Based solely on certificates of public officials, each Subsidiary Guarantor is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions (x) in which its ownership or lease of property or the conduct of its business requires such qualification and (y) where the failure to so qualify could reasonably be anticipated to result in a material adverse effect. [To be delivered at commencement and closing]]

(f) The outstanding shares of capital stock of each Subsidiary Guarantor have been duly authorized by all necessary corporate action on the part of such Subsidiary Guarantor, are validly issued, fully paid and non-assessable; and, except as described in the Offering Memorandum, all of the capital stock of each such Subsidiary Guarantor is owned by Parent, directly or indirectly through wholly owned subsidiaries of Parent, and, except for liens securing the Loan and Security Agreement, dated as of August 16, 2001, among Congress Financial Corporation, First Union National Bank and JII LLC, is owned free from all liens, encumbrances and defects. [To be delivered at commencement and closing]

(g) Each of [Parent-closing only], [JII Holdings-closing only], [JII Finance-closing only] and each Subsidiary Guarantor has full corporate or limited liability company, as applicable, power and authority to take and has duly taken all necessary corporate or limited liability company, as applicable, action to authorize the Exchange Offer, the distribution of the Exchange Offer Materials, [the issuance of the New Securities, the Subsidiary Guarantees, when issued, and the Exchange Securities-closing only] and the execution, delivery and performance of the Engagement Letter and the [Transaction Agreement] and the consummation of the transactions contemplated thereby, and the Engagement Letter and the [Transaction Agreement] have been duly authorized, executed and delivered on behalf of Parent, [JII Holdings-closing only], [JII Financing-closing only] and each Subsidiary Guarantor. [To be delivered at commencement and closing]

                                     ANNEX C

     Matters to be Addressed in the Opinion of Mayer, Brown, Rowe & Maw LLP,
                       Sonnenschein, Nath & Rosenthal LLP
                                or Local Counsel

(a) Each Deed of Trust is the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms. [To be delivered at closing]

(b) The execution, delivery or performance by the Company of the Deeds of Trust will not violate, or result in the acceleration of any indebtedness of the Company pursuant to, any statute, rule or regulation applicable to the Company or any of its assets or properties. [To be delivered at closing]

(c) Except for filings in connection with perfecting security interests, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency is required for the execution, delivery or performance by the Company of the Deeds of Trust. [To be delivered at closing]

(d) The provisions of each Deed of Trust create a valid security interest in favor of the Beneficiary in that portion of the [Trust Property] (as defined in the Deeds of Trust) in which the Company has rights and a valid security interest may be created under the [STATE] Uniform Commercial Code (the "UCC"), including fixtures as defined in the UCC (the "Collateral"), which security interest secures the [Note Obligations] (as defined in the Deeds of Trust). [To be delivered at closing]

(e) Each fixture filing that is a part of each Deed of Trust is in a form sufficient to be effective as a financing statement filed as a fixture filing. Upon the recording of each Deed of Trust in the Recording Office (hereinafter defined), the security interest in favor of the Beneficiary in the [Trust Property] described in each fixture filing that is a part of each Deed of Trust will be perfected to the extent that a security interest in such [Trust Property] can be perfected by the filing of a financing statement in the Recording Office (hereinafter defined). No re-filing or re-recording of any deed of trust, financing statement or other instrument is necessary to maintain its effectiveness or priority. [NOTE: THIS OPINION TO BE USED IF A SEPARATE FIXTURE FILING IS NOT REQUIRED FOR PERFECTION. IF A SEPARATE FIXTURE FILING IS REQUIRED, THEN THIS OPINION IS TO BE MODIFIED ACCORDINGLY] [To be delivered at closing]

(f) Each Deed of Trust is in a form sufficient to create a valid lien on the Company's right, title and interest in that portion of the [Trust Property] which constitutes real property under [STATE] law (the "Real Property"). The recording of each Deed of Trust in the County Recorder's Office for the County of [__________], State of [__________] (the "Recording Office") is the only filing or recording necessary to give constructive notice of the lien created by each Deed of Trust to subsequent purchasers and mortgagees of the Real Property. No other recordation, filing, re-recording or refiling is necessary in order to maintain the validity of the lien created by each Deed of Trust on the Real Property. [To be delivered at closing]

(g) Except for state and local filing and recording fees, no recording, filing, privilege, or other tax must be paid in connection with the execution, delivery, recordation or enforcement of the Deeds of Trust. [To be delivered at closing]

(h) The foreclosure of any Deed of Trust will not in any manner restrict, affect or impair the Company's liability with respect to the indebtedness secured thereby, or the Beneficiary's rights or remedies with respect to the foreclosure or enforcement of any other security interests or liens securing such indebtedness, to the extent any deficiency remains unpaid after application of the proceedings of the foreclosure of such Deed of Trust. [To be delivered at closing]

(i) The law (statutory or otherwise) of the State of [__________] does not generally require a lienholder to make an election of remedies where such lienholder holds security interests and liens on both the real and the personal property of a debtor or to take recourse first or solely against its collateral. [To be delivered at closing]

(j) A trustor under the Deeds of Trust does not have a statutory right of redemption under the laws of the State of [__________]. The terms of the Deeds of Trust are effective to waive any such right. [To be delivered at closing]

In addition, Canadian local counsel shall deliver opinions under the laws of the applicable Canadian Provinces as to, among other things, the creation and perfection of the security interests granted to the Collateral Agent with respect to Collateral held by the Company's Canadian subsidiaries. Such opinions shall be substantially in the form of the Canadian legal opinions delivered to Congress Financial Corporation in connection with the bank financing.

                                      C-2